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                                                                    EXHIBIT h(7)

                           CO-ADMINISTRATION AGREEMENT

                                February 5, 2001

Credit Suisse Asset Management
  Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Dear Sirs:

         In accordance with Section 7 of the Co-Administration Agreement, dated November 1, 1999 (the "Agreement"), between Warburg Pincus Trust (the "Trust"), and Credit Suisse Asset Management Securities, Inc. ("CSAMSI"), the Trust hereby notifies CSAMSI of the Trust's desire to amend Exhibit A of the Agreement to include the Global Telecommunications Portfolio (the "Portfolio"), and to have CSAMSI render services as Co-Administrator under the terms of the Agreement with respect to the Portfolio.

          Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                       Very truly yours,

                                       WARBURG PINCUS TRUST

                                       By: /s/Hal Liebes
                                           -------------
                                           Name: Hal Liebes
                                           Title:Secretary

Acceptance:

CREDIT SUISSE ASSET MANAGEMENT
SECURITIES, INC.

                                       By: /s/Hal Liebes
                                           -------------
                                           Name: Hal Liebes
                                           Title:Secretary